Exhibit 3.8

CERTIFICATE OF LIMITED PARTNERSHIP OF

WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited partnership Act., 6 Delaware Code, Chapter 17, does hereby certify as follows:

I. The name of the limited partnership is WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP.

II. The address of the Partnership’s registered office in the state of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is the Corporation Trust Company.

III. The name and mailing address of the general partners is as follows:

NAME	MAILING ADDRESS
AHP OF WICHITA, INC. (a Kansas corporation)	11150 Santa Monica Boulevard Suite 800 Los Angeles, California 90025

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Limited Partnership of WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP as of December 12, 1990.

AHP OF WICHITA, INC., General Partner

By:	/s/ C. Gregory Schonert
C. Gregory Schonert
Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP

It is hereby certified that:

FIRST: The name of the limited partnership is

WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP

SECOND: Pursuant to the provisions of Section 17-202, Title 6, Delaware Code, the amendment to the Certificate of Limited Partnership effected by this Certificate of Amendment is to change the address of the registered office of the partnership in the State of Delaware to 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and to change the name of the registered agent of the partnership in the State of Delaware at the said address to Corporation Service Company.

The undersigned, a general partner of the partnership, executes this Certificate of Amendment on November 17, 2004.

By:	AHP OF WICHITA, INC. General Partner

/s/ Brian J. Maas
Name: Brian J. Maas
Capacity: Vice President

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF LIMITED PARTNERSHIP

OF

WICHITA HEALTH ASSOCIATES LIMITED PARTNERSHIP

TO THE DELAWARE SECRETARY OF STATE:

Pursuant to the provisions of §17-202 of the Delaware General Corporation Law, the undersigned hereby files this Certificate of Amendment to the Certificate of Limited Partnership of Wichita Health Associates Limited Partnership:

FIRST:     The name of the limited partnership (the “Partnership”) is:

Wichita Health Associates Limited Partnership

SECOND:     The amendment effected by this Certificate of Amendment is:

HCP, Inc., formerly known as Health Care Property Investors, Inc., as successor in interest to AHP of Wichita, Inc., has withdrawn as the general partner of the Partnership, and MPT of Wichita, LLC, a Delaware limited liability company, has been admitted as the new General Partner of the Partnership.

The undersigned has executed this Certificate of Amendment as of April 4 , 2008.

MPT OF WICHITA, LLC General Partner

By:	MPT Operating Partnership, L.P.
Its:	Sole Member

By:	/s/ Michael G. Stewart
Michael G. Stewart
Its:	Executive Vice President, General Counsel and Secretary